EXHIBIT 4
                                                                     Page 1 of 4

                             CENTRAL POWER AND LIGHT COMPANY
                                  DISCOUNT CALCULATION
                            THREE MONTHS ENDED JUNE 30, 1999




                                                 Retail                Wholesale
                                                 --------              --------


Weighted Cost of Capital (Annualized)           0.055334              0.056141
Average Days Outstanding                           35.11                 32.48
                                                 --------              --------
Weighted Cost of Capital (Average
  Days Outstanding)                              0.005323              0.004996
Collection Experience Factor                     0.004574              0.000000
Agency Fee Rate                                  0.020000              0.020000
                                                 --------              --------

Total Discount Factor                            0.029898              0.024996
                                                 ========              ========




ASSUMPTIONS

INTEREST RATE                                     4.8993%
RETAIL ROCE                                      10.9000%
WHOLESALE ROCE                                   11.9000%
TAX RATE                                         38.0000%
DEBT RATIO                                       95.0000%
EQUITY RATIO                                      5.0000%

                                                                       EXHIBIT 4
                                                                     Page 2 of 4

                           PUBLIC SERVICE COMPANY OF OKLAHOMA
                                  DISCOUNT CALCULATION
                            THREE MONTHS ENDED JUNE 30, 1999




                                                  Retail               Wholesale
                                                  --------             --------


Weighted Cost of Capital (Annualized)             0.055415             0.056141
Average Days Outstanding                             36.29                31.88
                                                  --------             --------
Weighted Cost of Capital (Average
  Days Outstanding)                               0.005508             0.004903
Collection Experience Factor                      0.002474             0.000000
Agency Fee Rate                                   0.020000             0.020000
                                                  --------             --------

Total Discount Factor                             0.027982             0.024903
                                                  ========             ========




ASSUMPTIONS

INTEREST RATE                                      4.8993%
RETAIL ROCE                                       11.0000%
WHOLESALE ROCE                                    11.9000%
TAX RATE                                          38.0000%
DEBT RATIO                                        95.0000%
EQUITY RATIO                                       5.0000%

                                                                       EXHIBIT 4
                                                                     Page 3 of 4

                           SOUTHWESTERN ELECTRIC POWER COMPANY
                                  DISCOUNT CALCULATION
                            THREE MONTHS ENDED JUNE 30, 1999




                                        Arkansas  Louisiana  Texas     Wholesale
                                        --------  --------- ---------  ---------


Weighted Cost of Capital (Annualized)    0.057028  0.058237  0.059205   0.056141
Average Days Outstanding                    43.78     43.45     34.46      71.56
                                         --------  --------- --------- ---------
Weighted Cost of Capital
  (Average Days Outstanding)             0.006840  0.006933  0.005590   0.011005
Collection Experience Factor             0.004609  0.003555  0.003965   0.000000
Agency Fee Rate                          0.020000  0.020000  0.020000   0.020000
                                         --------  --------- --------- ---------

Total Discount Factor                    0.031449  0.030488  0.029556   0.031005
                                         ========  ========= ========= =========




ASSUMPTIONS

INTEREST RATE                             4.8993%   4.8993%   4.8993%
ROCE                                     13.0000%  14.5000%  15.7000%  11.9000%
TAX RATE                                 38.0000%  38.0000%  38.0000%
DEBT RATIO                               95.0000%  95.0000%  95.0000%
EQUITY RATIO                              5.0000%   5.0000%   5.0000%

                                                                       EXHIBIT 4
                                                                     Page 4 of 4

                              WEST TEXAS UTILITIES COMPANY
                                  DISCOUNT CALCULATION
                            THREE MONTHS ENDED JUNE 30, 1999




                                                Retail                 Wholesale
                                                --------               ---------


Weighted Cost of Capital (Annualized)           0.055717               0.056141
Average Days Outstanding                           48.51                  19.92
                                                --------               ---------
Weighted Cost of Capital
  (Average Days Outstanding)                    0.007404               0.003064
Collection Experience Factor                    0.002576               0.000000
Agency Fee Rate                                 0.020000               0.020000
                                                --------               ---------

Total Discount Factor                           0.029980               0.023064
                                                ========               =========


ASSUMPTIONS

INTEREST RATE                                    4.8993%
RETAIL ROCE                                     11.3750%
WHOLESALE ROCE                                  11.9000%
TAX RATE                                        38.0000%
DEBT RATIO                                      95.0000%
EQUITY RATIO                                     5.0000%